Exhibit 4.4

360 Finance, Inc.

SHAREHOLDERS AGREEMENT

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7.8	Amendments and Waivers	13
7.9	Severability	13
7.10	Termination	13
7.11	Entire Agreement	14
7.12	No Third Party Beneficiaries	14
7.13	Dispute Resolution	14
7.14	Delays or Omissions	15

Schedule A	Schedule of Shareholders and Management Team
Schedule B	Schedule of Officer
Schedule C	Schedule of Prohibited Transferee
Schedule D	Registration Rights

ii

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”), is made as of the September 10, 2018, by and among 360 Finance, Inc., an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”), and each of the Shareholders and Management Team listed on Schedule A hereto, each of which is referred to in this Agreement as a “Shareholder” (collectively with the Company, “Parties”).

RECITALS

WHEREAS, each beneficial owner of certain Shareholders entered into to the Shareholder Agreement of Beijing Qibutianxia Technology Co., Ltd. (the “Qibutianxia SHA”) dated December 25, 2017;

WHEREAS, according to the Qibutianxia SHA, each parties to the Qibutianxia SHA and each Shareholder has agreed to initiate and complete a restructuring and the establishment of the Company;

WHEREAS, the Shareholders and the Company hereby agree that this Agreement shall govern the rights of the Shareholders, and shall govern certain other matters as set forth in this Agreement;

NOW, THEREFORE, the Parties hereby agree as follows:

1.                                      Definitions.  For purposes of this Agreement:

1.1                               “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limited to any general partner, managing member, officer, director or trustee of such Person.

1.2                               “Board of Directors” means the board of directors of the Company.

1.3                               “Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the Cayman Islands, the PRC or Hong Kong.

1.4                               “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other applicable law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5                               “Equity Securities” means any equity interests of the Company, however described or whether voting or nonvoting, and any securities convertible or exchangeable into, and options, warrants or other rights to acquire, any equity interests or equity-linked interests of the Company.

1.6                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.7                               “General Meeting” means any general meeting duly held by Shareholders of the Company pursuant to the Memorandum and Articles of Association.

1.8                               “Holder” means any holder of Share who is a party to this Agreement.

1.9                               “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.10                        “IPO” means the Company’s initial public offering and listing of its Shares on the New York Stock Exchange, NASDAQ Stock Market, The Hong Kong Stock Exchange or other internationally recognized stock exchange. The occurrence of the IPO refers to the time of the listing of the Company’s share capital on any of the aforementioned stock exchange.

1.11                        “Management Team” means Xu Jun, Wang Xuan, Pei Yueyang and He Zhiqiang.

1.12                        “Management Team Holding Vehicles” means Aquarius International Company Limited, Dinictis Company Limited, Eofelis Company Limited and Nimravus Group Company Limited.

1.13                        “Memorandum and Articles of Association” means the Memorandum and Articles of Association of the Company, as amended and restated from time to time.

1.14                        “Mr. Zhou Holding Vehicle” means Aerovane Company Limited, a British Virgin Islands company.

1.15                        “Ordinary Share” means Company’s Class A ordinary share, Class B ordinary share, and Class C ordinary share, par value $0.00001 per share.

1.16                        “Ordinary Shareholders” means Holder of Company’s Ordinary Shares, par value $0.00001 per share.

1.17                        “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.18                        “PRC” means the Peoples’ Republic of China.

1.19                        “Preferred Shareholders” means Series A Preferred Shareholders, Series A+ Preferred Shareholders and Series B Preferred Shareholders.

1.20                        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.21                        “Series A Preferred Shareholder” means Holder of Company’s Series A Preferred Shares, par value $0.00001 per share.

1.22                        “Series A Preferred Share” means Company’s Series A preferred share, par value $0.00001 per share.

1.23                        “Series A+ Director” means any director of the Company that elected by Sagittarius Company Limited, pursuant to this Agreement and the Memorandum and Articles of Association.

1.24                        “Series A+ Preferred Shareholder” means Holder of Company’s Series A+ Preferred Shares, par value $0.00001 per share.

1.25                        “Series A+ Preferred Share” means Company’s Series A+ preferred share, par value $0.00001 per share.

1.26                        “Series B Director” means any director of the Company that elected pursuant to this Agreement and the Memorandum and Articles of Association.

1.27                        “Series B Preferred Shareholder” means Holder of Company’s Series B Preferred Shares, par value $0.00001 per share.

1.28                        “Series B Preferred Share” means Company’s Series B preferred share, par value $0.00001 per share.

1.29                        “Share” means the share of the Company, par value $0.00001 per share, including Ordinary Share, Series A Preferred Share, Series A+ Preferred Share and Series B Preferred Share.

1.30                        “Stock Plan” means the Stock Plan, adopted by the Company and as amended from time to time.

1.31                        “US” means the United States of America.

1.32                        “US GAAP” means U.S. generally accepted accounting principles.

2.                                      Information and Observer Rights.

2.1                               Delivery of Financial Statements and Budges.  The Company shall deliver to any Shareholder owning more than 1% of the Company’s Shares, except for any of the Management Team Holding Vehicles, at the Company’s own costs:

(a)                                 as soon as practicable, but in any event within four (4) months after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of shareholders’ equity as of the end of such year, all such financial statements on consolidated basis and audited, in accordance with US GAAP;

(b)                                 as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company (i) a balance sheet as of the end of such quarter, (ii) statements of income and of cash flows for such quarter, and (iii) a statement of shareholders’ equity as of the end of such quarter, all such financial statements on consolidated basis and audited, in accordance with US GAAP;

(c)                                  as soon as practicable, but in any event within thirty (30) days after the end of each month (i) a balance sheet as of the end of such month, (ii) statements of income and of cash flows for such month, and (iii) a statement of shareholders’ equity as of the end of such month, all such financial statements on consolidated basis and audited, in accordance with US GAAP;

(d)                                 as soon as practicable, but in any event before December 15 of each fiscal year, the financial and operating budget of the next fiscal year; and

(e)                                  other information and materials reasonably requested by any Shareholder.

2.2                               Inspection.  The Company shall permit each Shareholder or its representatives (except for any of the Management Team Holding Vehicles), after seven (7) day due notice to the Company, to visit and inspect the Company’s properties; examine its books of account and records; discuss the Company’s affairs, finances, and accounts with the Company’s officers, during normal business hours of the Company as may be reasonably requested by the Shareholder, and communicate with the employees, auditors and legal counsels regarding the Company’s affairs, and the Company shall make its officers available for the discussion and inquiries.

2.3                               Observer Rights.  Company shall invite representatives of the following Shareholders to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representatives shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided to any Person other than the Shareholder she represents:

(a)                                 Unicorn Group Company Limited, as long as Suzhou Wuyue Tianxia Enterpreneurship Investment Center and Shanghai Wule Investment Center, as a whole, beneficially own not less than 1.2% of the Company’s Shares.

(b)                                 Sunny Pavilion Limited, as long as it owns not less than 1.2% of the Company’s Shares.

2.4                               Termination of Information and Observer Rights.  The covenants set forth in Subsection 2.1, Subsection 2.2 and Subsection 2.3 shall terminate and be of no further force or effect immediately before the occurrence of the IPO.

3.                                      Rights to Shares.

3.1                               Transfer Restriction.

(a)                                 Before the fourth (4th) anniversary after each member of the Management Team enters into effective employment agreements with the Company or its Affiliate, the Management Team and Management Team Holding Vehicles shall not, without the prior written approval by Mr. Zhou Holding Vehicle, transfer or in any other way dispose of (including granting liens, pledges or other encumbrances) all or part of the Shares it owns, directly or indirectly. Notwithstanding any restrictions set forth under the Subsection 3.3, any new Share acquired by the Management Team Holding Vehicles through (i) exercise of the Right of First Offer or the Right of First Refusal under this Agreement, as applicable, or (ii) the Stock Plan, and exercise of the Right of Co-Sale under Subsection 3.4,  shall not be subjected to the restrictions set forth in this paragraph (a).

(b)                                 All Shareholders agree that, without written approval of Mr. Zhou Holding Vehicle, under no circumstances shall each of Shareholders sell, transfer, or otherwise assign the Share or any interest attached thereto to the parties set forth in the Schedule C. Notwithstanding the foregoing, when Mr. Zhou Holding Vehicle voluntarily sells, transfers or otherwise assigns the Share or any interest attached thereto to the parties set forth in the Schedule C, the remaining Shareholders shall be entitled to the Right of Co-Sale provided under the Subsection 3.4.

3.2                               Right of First Offer.  Subject to applicable laws, if the Company proposes to offer or sell any new Equity Securities (the “New Securities”), other than any issuance of Share under the Stock Plan, the Company shall first offer such New Securities to each Shareholder. A Shareholder shall be entitled to apportion the right of first offer hereby granted (the “Right of First Offer”) to it in such proportions as it deems appropriate.

(a)                                 The Company shall give notice (the “Offer Notice”) to each Shareholder, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, within two (2) Business Days after the date on which it proposes to offer such New Securities.

(b)                                 By a written notice to the Company within ten (10) Business Days after receiving the Offer Notice, each Shareholder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to the portion (the “Pro Rata Portion”) of such New Securities which equals the proportion that the Shares (on as-converted basis) then held by such Shareholder bears to the total Shares then outstanding (on as-converted basis). If a Shareholder fails to so notify the Company, it will be deemed to have given up its Right of First Offer of the given New Securities.

(c)                                  All parties agree that, notwithstanding Subsection 3.2(b),  within the abovementioned ten (10) Business Days, Shareholders electing to purchase the New Securities may negotiate the allocation of New Securities to be purchased among themselves, provided that such Shareholders shall not elect to purchase a number of the New Securities that exceed the sum of the Pro Rata Portion of the New Securities of such Shareholders combined.

(d)                                 If Shareholders elect not to exercise their Right of First Offer, in part or in full, the Company has right to enter into a share subscription agreement or share subscription agreements with any Person, provided such agreement or agreements could not provide any terms more favorable than the Offer Notice provided, including but not limited to any favorable purchase price and payment schedule.

3.3                               Right of First Refusal.

(a)                                 If any Shareholder (the “Selling Shareholder”) intends to sell to any Person (the “Transferee”), directly or indirectly, or in any other ways dispose of the Share the Transferor owns, in full or in part (the “Offered Shares”), and the Transferee has provided a binding offer, each of the other Shareholders (the “Non-Selling Shareholder”) of the Company shall have the right (the “Right of First Refusal”) to purchase the Offered Shares at the same price and on the same terms, up to such Non-Selling Shareholder’s Pro Rata Portion of such Offered Shares.

(b)                                 If some of the Non-Selling Shareholders elect not to exercise their Right of First Refusal, any remaining Non-Selling Shareholder shall have the right to purchase all or any portion of the Offered Shares not purchased pursuant to the Right of First Refusal (the “Second Round of Right of First Refusal”), up to the portion of such remaining Offered Shares which equals the proportion that such Non-Selling Shareholder’s Pro Rata Portion bears to the sum of the Pro Rata Portion of the remaining Non-Selling Shareholders.

(c)                                  If there is still Offered Shares not purchased by Non-Selling Shareholder after the exercise of the Second Round of Right of First Refusal (the “Final Remaining Shares”), the Selling Shareholder shall have the right to sell the Final Remaining Shares to the Transferee, provided that the Selling Shareholder shall cause the Transferee to enter into this Agreement and to agree to be bound by all of the Selling Shareholder’s obligations hereunder. If the Selling Shareholder fails to enter into a definitive share transfer agreement with terms no more favorable than the terms set forth in the Transfer Notice (as defined in paragraph (d) below) within sixty (60) Business Days after the exercise of the Second Round of Right of First Refusal, the Selling Shareholder shall send the Transfer Notice to all the Non-Selling Shareholder again for the Final Remaining Shares.

(d)                                 The Selling Shareholder shall send a written notice (the “Transfer Notice”) to the Non-Selling Shareholder, stating: (i) its bona fide intention to transfer the Offered Shares; (ii) the number of the Offered Shares; (iii) the price, term and condition of the proposed transfer; and (iv) the basic information of the Transferee.  By a written notification to the Selling Shareholder within twenty (20) Business Days after receiving the Transfer Notice, each Non-Selling Shareholder may elect to purchase the Offered Shares. If a Non-Selling Shareholder fails to so notify the Selling Shareholder, it will be deemed to have given up its Right of First Refusal of the given Offered Shares.

3.4                               Right of Co-Sale.

(a)                                 If Mr. Zhou Holding Vehicle intends to sell to a Transferee the Share it holds, in part or in full, and any of the Non-Selling Shareholders does not elect to exercise the Right of First Refusal pursuant to Subsection 3.3, such non-electing Non-Selling Shareholder (except for Management Team Holding Vehicles, unless otherwise approved by the Board of Directors) (the “Co-Sale Shareholder”) is entitled, but not obligated to, within twenty (20) Business Days after receiving the Transfer Notice, elect to sell or otherwise transfer, at the price and on the terms specified in the Transfer Notice, the Share held by the Co-Sale Shareholder, (the “Right of Co-Sale”), subject to the proportion defined below, provided that Mr. Zhou Hongyi maintains effective control of the Company and the aggregated number of Shares held by Mr. Zhou Holding Vehicle exceeds 9.65% of the Shares then outstanding (on as-converted basis). If a Non-Selling Shareholder fails to so notify the Company, it will be deemed to have given up its Right of Co-Sale. Each Co-Sale Shareholder may sell all or part of the number of Shares held by it that is equal to the product obtained by multiplying (x) the aggregate number of Offered Shares subject to the Right of Co-Sale by (y) a fraction, the numerator of which is the number of Shares (on as-converted basis) owned by the Co-Sale Shareholder at the time of the sale or transfer and the denominator of which is the combined number of Shares (on an as-converted basis) at the time owned by all Co-Sale Shareholders who elect to exercise their Right of Co-Sale (if any Co-Sale Shareholder does not elect to exercise the Right of Co-Sale to the full extent then its Ordinary Shares (on as-converted basis) for calculation in the denominator shall be proportionately reduced) and the Selling Shareholder.

(b)                                 If the Transferee refuses to purchase the Shares from the Co-Sale Shareholder, Mr. Zhou Holding Vehicle shall not sell any Share to the Transferee, unless it purchases from the Co-Sale Shareholder, at the same price and on the same terms, all the shares Co-Sales Shareholders propose to sell to the Transferee.

(c)                                  If Mr. Zhou Holding Vehicle intends to sell to a Transferee the Share it holds, in part or in full, and any of Management Team Holding Vehicles does not elect to exercise the Right of First Refusal pursuant to Subsection 3.3, such Management Team Holding Vehicle is entitled, but not obligated to, within twenty (20) Business Days after receiving the Transfer Notice, elect to sell or otherwise transfer, at the price and on the terms specified in the Transfer Notice, the Share held by such Management Team Holding Vehicle, subject to the proportion defined below, provided that the aggregated number of shares held by the Mr. Zhou Holding Vehicle is below 9.65% of the Shares then outstanding (on as-converted basis), or the proposed transfer of the Offered Shares will reduce the abovementioned percentage to below 9.65%. If a the Management Team Holding Vehicle fails so notify the Company, it will be deemed to have given up its Right of Co-Sale. Management Team Holding Vehicles may sell all or part of the number of Shares held by it that is equal to the product obtained by multiplying (x) the aggregate number of Offered Shares subject to the Right of Co-Sale by (y) a fraction, the numerator of which is the number of Shares (on as-converted basis) owned by the Management Team Holding Vehicles at the time of the sale or transfer and the denominator of which is the combined number of Shares (on an as-converted basis) at the time owned by Management Team Holding Vehicles and the Selling Shareholder.

3.5                               Exempted Transfer.  The Right of First Refusal and Right of Co-Sale under Subsection 3.3 and 3.4 shall not apply to (i) the transfer of any Equity Securities of the Company now or hereafter held by Mr. Zhou Holding Vehicle to its Affiliates, (ii) any adjustments or reorgnization of the Equity Securities held by Mr. Zhou Holding Vehicle for the purpose of IPO, (iii)  the transfer of any Equity Securities of the Company now or hereafter held by each of the Shareholders to an entity one hundred percent (100%) owned by such Shareholder, or to a Person owning directly or indirectly 100% of the voting equity securities in such Shareholder, or an entity (directly or indirectly) whose 100% voting equity securities are under the common control with the Shareholder, provided that such transfer by any Class A Ordinary Shareholder or Class C Ordinary Shareholder shall be subject to the consent of Mr. Zhou Hongyi, or (iv) any other transfers approved by the Board of Directors for the purpose of the IPO.

3.6                               Termination of Rights to Shares.  The covenants set forth in Subsection 3.1, Subsection 3.2, Subsection 3.3 and Subsection 3.4 shall terminate and be of no further force or effect immediately before the occurrence of the IPO.

4.                                      Protective Provisions.

4.1                               Matters Requiring General Meeting Approval.  The Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, unless approved by the Shareholders at a General Meeting or with unanimous written resolutions:

(a)                                 Making decisions on the Company’s operation guidelines and investment plans;

(b)                                 Approving the annual financial budget plans and final accounts of the Company or marking any modification;

(c)                                  Electing and replacing the directors of the Company and its subsidiaries, and making decisions on the matters concerning the remunerations of the directors;

(d)                                 Approving the reports of the Board of Directors;

(e)                                  The Company’s issuance of bonds;

(f)                                   Changes to the shareholding structure of the Company and its subsidiaries, including approving plans of the Company and its subsidiaries’ equity financing, reorganization, listing, acquisition and sale of equity interests in the Company’s subsidiaries, and any other changes to the shareholding structure. Notwithstanding the foregoing, Mr. Zhou Holding Vehicle may sell the Share it owns to its Affiliates without the approval of other Shareholders;

(g)                                  Pledging, or in other ways creating third-party rights on the Share, directly or indirectly, by the Company or the Shareholders;

(h)                                 Providing guarantees by the Company or its subsidiaries or creating any third-party rights on the patents, copyrights, trademarks or any other assets of the Company;

(i)                                     Redeeming Share;

(j)                                    Approving any share incentive plans of the Company or its subsidiaries;

(k)                                 Approving the profit distribution plans and loss recovery plans of the company through deliberation;

(l)                                     Increase or decrease of the Company’s outstanding shares;

(m)                             The merger, division, dissolution or liquidation of the Company or on the conversion of the corporate form; and

(n)                                 Modifying the Company’s Memorandum and Articles of Association.

Matters (l) through (n) must be approved by (i) Shareholders representing at least two thirds of voting rights of total Class A Ordinary Shares counted on an as-converted basis, and (ii) Sagittarius Company Limited. The remaining matters must be approved by Shareholders representing at least a majority of voting rights of total Class A Ordinary Shares on an as-converted basis. Each Shareholder is allowed to allocate its shares among affirmative votes, against votes and abstention. Each share of Mr. Zhou Holding Vehicle shall represent 20 votes.

4.2                               Board Composition.  The Board of Directors shall consist of up to seven (7) Directors. Directors shall be appointed by a simple majority of affirmative votes by Shareholders. Sagittarius Company Limited is entitled to appoint one director (the “Series A+ Director”). The shareholder owing most Series B preferred shares entitled to appoint one director (the “Series B Director”), provided it owns at least 12,254,395 Series B Preferred Shares of the Company. The Board shall meet at least once every half year in accordance with an agreed-upon schedule.  The Company shall reimburse the Directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

4.3                               Matters Requiring Board Approval.  The Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, unless approved by the Board of Directors or with written resolutions:

(a)                                 Appointment and removal of general managers of the Company and its subsidiaries and the formulation or adjustment of their remuneration packages;

(b)                                 To agree or enter into any single or series of agreements or transactions with Shareholders, directors, senior management and employees or other related parties, including but not limited to loans and guarantees;

(c)                                  Formulating an annual budget and final accounts plan;

(d)                                 Appointment and removal of senior management personnel of the Company other than the general manager (i.e., CEO/president, vice president, vice general manager, co-CEO/co-president, CFO, CTO, COO or other senior management personnel) and the formulation or adjustment of their remuneration packages;

(e)                                  Company’s business plans and operational plans, including the development or adjustment of the Company’s and its subsidiaries’ main business direction;

(f)                                   A transaction or series of transactions with a cumulative value of more than RMB1 million, other than transactions related to normal business operation, within 12 consecutive months;

(g)                                  Expenditure on a single purchase of assets (including purchase of fixed assets, software and technology), marketing promotion, and technical service, exceeding RMB5 million;

(h)                                 The transaction or series of transactions with the same counter-party or its related parties with an accumulated value of more than RMB5 million within six consecutive months (except for transactions with Mr. Zhou Holding Vehicle or its related parties);

(i)                                     Any purchase or dispose of Company assets or property with the value exceeds 5% of the Company’s most recent net assets (on consolidated basis) in one or more transactions, regardless of whether the transactions are with related parties;

(j)                                    Single expenditure of more than 30% of the quarterly budget or multiple expenditures of more than 30% of the annual budget;

(k)                                 Single investment (including but not limited to equity investment, equity/asset acquisition, establishment of joint venture or other legal entity) exceeding 10% of the Company’s net assets or RMB20 million;

(l)                                     Implementation of the equity incentive plan for employees of the Company and its subsidiaries, including the selection of the plan participants;

(m)                             Appointment, dismissal or change of an accounting firm that audits the Company’s financial statements;

(n)                                 Formulating a plan or plans for the public offering of any bond or equity securities of the Company or its subsidiaries, including but not limited to the choice of place of listing or stock exchange, the amount of proceeds or company valuation, and plans for mergers, acquisitions, reorganizations, consolidations or divisions for such listing, division of business, or other purposes; and

(o)                                 Other matters that require a resolution of the Board of Directors in accordance with the provisions of the applicable laws or Memorandum and Articles of Association.

The matters (a) through (o) must be approved by more than half of the directors of the Board.

4.4                               Matters Requiring Series A+ Director’s and Series B Director’s Approval.  The Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, unless approved by the majority of the Board of Directors (so long as such approval includes the approval of the Series A+ Director, provided Sagittarius Company Limited holds more than 5% of the outstanding Shares of the Company on as-converted basis; and the Series B Director, provided the shareholder appointing such Series B Director owns at least 12,254,395 Series B Preferred Shares of the Company):

(a)                                 make a single purchase with a value of more than RMB100 million;

(b)                                 make a single investment with a value exceeding 15% of the net assets of the Company and RMB200 million; and

(c)                                  make a single related-party transaction with a value of RMB100 million or make transactions with one related party with an accumulated value of RMB200 million within one fiscal year.

5.                                      Additional Covenants.

5.1                               New Options.  If, after the date hereof, the persons listed in the Schedule B hereto (the “Officers”) are to directly or indirectly acquire the Share of the Company or its subsidiaries through Stock Plan (the “New Options”), the Company will include in the agreements granting the New Options covenants that the Officers will carry out their duties of loyalty and confidentiality and covenant not to compete, the breach of which covenants will cause the forfeiture of New Options and liability for breach of contracts.

5.2                               No Undue Interest.  Without written approval of the Board of Directors, Management Team Holding Vehicles, each member of the Management Team, the Company or its representative shall not, in any way (including but not limited to share incentive granting, share issuance, written or oral commitment, entrustment, service fee, subsidies, or business contracts), directly or indirectly confer upon the officers, counsels, employees of Mr. Zhou Holding Vehicle or its Affiliates or their Immediate Family Members, friends or other parties entrusted by such officers, counsels, employees of Mr. Zhou Holding Vehicle or its Affiliates, any Share, share usufruct, cash or currency, assets, or benefits or interests in any other forms (the “Undue Interest”). In the event of any breach, the receiving party of such Undue Interest shall return such Undue Interest to Mr. Zhou Hongyi or any of his Affiliate he designates, and the breaching Shareholder shall pay the Damage equal to RMB435.39 million to Mr. Zhou Holding Vehicle and/or its Affiliates, provided that if the Damage is insufficient to cover the losses suffered by the Mr. Zhou Holding Vehicle and its Affiliates, the breaching Shareholder shall indemnify Mr. Zhou Holding Vehicle against such insufficiency.

6.                                      Registration Rights.

6.1                               Registration Rights.  The Shareholders shall have the rights, and the Company shall have the obligations, set forth in Schedule D hereto.

7.                                      Miscellaneous.

7.1                               Governing Law.  This Agreement shall be governed by the law of the Hong Kong, without regard to conflict of law principles that would result in the application of any law other than the law of Hong Kong.

7.2                               Confidentiality.  Each Shareholder agrees that such Shareholder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 7.2 by such Shareholder), (b) is or has been independently developed or conceived by such Shareholder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Shareholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Shareholder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Share or derivative instrument linked to any Share, from such Shareholder, if such prospective purchaser agrees to be bound by the provisions of this Subsection 7.2; (iii) to any Affiliate, partner, member, shareholder, or wholly owned subsidiary of such Shareholder in the ordinary course of business, provided that such Shareholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Shareholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, if legally permissible and practicable.

7.3                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5                               Language.  This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

7.6                               No Presumption.  The Parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

7.7                               Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the Party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after the Business Day of deposit with a recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 7.7.

7.8                               Amendments and Waivers.  Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Shareholders.

7.9                               Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

7.10                        Termination.  This Agreement shall terminate upon mutual consent of all the Parties hereto. The provisions of Sections 2 (Information and Observer Rights), 3 (Rights to Shares), 4 (Protective Provisions), and 5 (Additional Covenants) shall terminate on the occurrence of the IPO. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement, i.e., Section 1 and 6. If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

7.11                        Entire Agreement.  This Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

7.12                        No Third Party Beneficiaries.  Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Subject as otherwise provided herein, the rights of any Shareholder hereunder are assignable to any Person in connection with the transfer (which transfer does not breach any provision of this Agreement, the Memorandum and Articles of Association and any applicable laws) of Equity Securities held by such Shareholder but only to the extent of such transfer, and any such transferee shall enter into this Agreement by a deed of adherence and to agree to be bound by all of the Selling Shareholder’s obligations hereunder. Subject to the foregoing, this Agreement and the rights and obligations of any Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties.

7.13                        Dispute Resolution.

(a)                                 Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(b)                                 The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the HKIAC Rules. For the sake of clarity, the seat of arbitration shall be Hong Kong.

(c)                                  To the extent that the HKIAC Rules are in conflict with the provisions of this Subsection 7.13, the provisions of this Subsection 7.13 shall prevail.

(d)                                 The arbitration shall be conducted in English. Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(e)                                  The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(f)                                   The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(g)                                  Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h)                                 During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

7.14                        Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company		360 Finance, Inc.

	By:	/s/ Hongyi Zhou
		Name:	Hongyi Zhou
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Class A Ordinary Shareholder		Aquarius International Company Limited

	By:	/s/ Jun Xu
		Name:	Jun Xu
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Class A Ordinary Shareholder		Dinictis Company Limited

	By:	/s/ Xuan Wang
		Name:	Xuan Wang
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Class A Ordinary Shareholder		Eofelis Company Limited

	By:	/s/ Yueyang Pei
		Name:	Yueyang Pei
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Class A Ordinary Shareholder		Nimravus Group Company Limited

	By:	/s/ Zhiqiang He
		Name:	Zhiqiang He
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Class B Ordinary Shareholder		Aerovane Company Limited

	By:	/s/ Hongyi Zhou
		Name:	Hongyi Zhou
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Class C Ordinary Shareholder		Capricornus Technology Limited

	By:	/s/ Quansheng Huo
		Name:	Quansheng Huo
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Class C Ordinary Shareholder		Eoraptor Technology Limited

	By:	/s/ Qingsheng Zheng
		Name:	Qingsheng Zheng
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Class C Ordinary Shareholder		Perseus Technology Limited

	By:	/s/ Dazhou Yue
		Name:	Yue Dazhou (岳大洲)
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Class C Ordinary Shareholder		Monocerus Company Limited

	By:	/s/ Dongdong Chen
		Name:	陈东东 (Dongdong Chen)
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Class C Ordinary Shareholder		SKY FULL HOLDINGS LIMITED

	By:	/s/ Ip Ching Yeung David
		Name:	IP CHING YEUNG DAVID
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Class C Ordinary Shareholder		Unicorn Group Company Limited
Series A Preferred Shareholder
Series A+ Preferred Shareholder

	By:	/s/ Jianming Dong
		Name:	Jianming Dong
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Class C Ordinary Shareholder		香港芒果奇泽有限公司

(Hong Kong Mango Qize Company Limited)

	By:	/s/ Guoxiong Huang
		Name:	Guoxiong Huang
Title:

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Class C Ordinary Shareholder		SIP Oriza ChongYuan M&A Co. Limited

	By:	/s/ Hua Yao
		Name:	Hua Yao
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Series A Preferred Shareholder		CoBuilder Fintech CX Holdings Limited
Series A+ Preferred Shareholder

	By:	/s/ Huajie Cheng
		Name:	Huajie Cheng
		Title:	Partner

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Series A Preferred Shareholder		CoBuilder Fintech HY Holdings Limited
Series A+ Preferred Shareholder

	By:	/s/ Huajie Cheng
		Name:	Huajie Cheng
		Title:	Partner

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Series A Preferred Shareholder		FreeS Fintech 360 SPV Fund LP

	By:	/s/ Feng Li
		Name:	Feng Li
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Series A+ Preferred Shareholder		Sagittarius Company Limited

	By:	/s/ Gang Xiao
		Name:	Gang Xiao (肖钢)
		Title:	Chairman

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Series A+ Preferred Shareholder		YUE FU LP

By: RONG KE LTD
as General Partner

	By:	/s/ Wang Yong Jian
		Name:	Wang Yongjian
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Series A+ Preferred Shareholder		CoBuilder Fintech HN Holdings Limited

	By:	/s/ Huajie Cheng
		Name:	Huajie Cheng
		Title:	Partner

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Series A+ Preferred Shareholder		Sunny Pavilion Limited

	By:	/s/ Tim Seung
		Name:	Tim Seung
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Series A+ Preferred Shareholder		Onew Technology Co., Ltd

	By:	/s/ Jie Guo
		Name:	Jie Guo
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Series A+ Preferred Shareholder		MAX DYNAMIC BUSINESS LIMITED

	By:	/s/ Congwu Cheng
		Name:	Congwu Cheng
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Series A+ Preferred Shareholder		Agile Success Limited

	By:	/s/ Zhiqiang Liu & Meiqing Zhai
		Name:	Zhiqiang Liu; Meiqing Zhai
Title:

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Series B Preferred Shareholder		Tongsung Holdings Limited

	By:	/s/ Tan Yong Pong
		Name:	Tan Yong Pang
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Series B Preferred Shareholder		Max Dynamic Business Limited

	By:	/s/ Congwu Cheng
		Name:	Congwu Cheng
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Series B Preferred Shareholder		Onew Technology Co., Ltd

	By:	/s/ Jie Guo
		Name:	Jie Guo
		Title:	Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Hermitage Galaxy Fund SPC

on behalf of Hermitage Fund One SP

By:	/s/ Xuejun Zhu
	Name:	Zhu Xuejun
	Title:	Director

Signature Page to SHA

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Series B Preferred Shareholder		TFI Special Opportunities Fund SPC — TFI New Era Growth SP

	By:	/s/ Chenxi Zhai
Name: Chenxi Zhai
Title: Director

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Management Team

	By:	/s/ Jun Xu
Name: XU Jun

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Management Team

	By:	/s/ Xuan Wang
Name: WANG Xuan

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Management Team

	By:	/s/ Yueyang Pei
Name: PEI Yueyang

[Signature Page to 360 Finance, Inc. SHA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Management Team

	By:	/s/ Zhiqiang He
Name: HE Zhiqiang

[Signature Page to 360 Finance, Inc. SHA]

SCHEDULE A

Shareholders and Management Team

Ordinary Shareholders

Aquarius International Company Limited

Address	c/o Shanghai Qiyu Information Technology Co., Ltd.
China Diamond Exchange Center, Building B, No. 555 Pudian Road, No. 1701 Century Avenue, Pudong New Area, Shanghai, 200122, PRC
Phone Number	(86) 21 61516360
Attention	Lyu Cheng
Email	lvcheng-jk@360jinrong.net

Dinictis Company Limited

Address	c/o Shanghai Qiyu Information Technology Co., Ltd.
China Diamond Exchange Center, Building B, No. 555 Pudian Road, No. 1701 Century Avenue, Pudong New Area, Shanghai, 200122, PRC
Phone Number	(86) 21 61516360
Attention	Lyu Cheng
Email	lvcheng-jk@360jinrong.net

Eofelis Company Limited

Address	c/o Shanghai Qiyu Information Technology Co., Ltd.
China Diamond Exchange Center, Building B, No. 555 Pudian Road, No. 1701 Century Avenue, Pudong New Area, Shanghai, 200122, PRC
Phone Number	(86) 21 61516360
Attention	Lyu Cheng
Email	lvcheng-jk@360jinrong.net

Nimravus Group Company Limited

Address	c/o Shanghai Qiyu Information Technology Co., Ltd.
China Diamond Exchange Center, Building B, No. 555 Pudian Road, No. 1701 Century Avenue, Pudong New Area, Shanghai, 200122, PRC
Phone Number	(86) 21 61516360
Attention	Lyu Cheng
Email	lvcheng-jk@360jinrong.net

Aerovane Company Limited

Address	360 Building, 6 Jiuqianqiao Road, Chaoyang District, Beijing, PRC
Phone Number	(86) 10 52447784
Attention	Jin Xin
Email	jinxin-lwa@360.cn

Schedule A-1

Capricornus Technology Limited

Address	4-B-31, Building 3, 188 Rixin Road, Tianjin Binhai Hi-tech Industrial Development Area, Tianjin, PRC
Phone Number	(86) 18001120182
Attention	Huo Quansheng
Email	qiyuanfund@163.com

Eoraptor Technology Limited

Address	Room 3606, China Central Place Tower 3, 77 Jianguo Road，Beijing 100025, China
Phone Number	(86) 10 84475668-803
Attention	Wang Zixuan
Email	swang@sequoiacap.com

Perseus Technology Limited

Address	301-1 No.35 Jinshifang Street, Xicheng District, Beijing, PRC
Phone Number	(86) 10 57610768
Attention	Tang Junli
Email	tangjunli@htsc.com

Monocerus Company Limited

Address	360 Building, 6 Jiuqianqiao Road, Chaoyang District, Beijing, PRC
Phone Number	(86) 10 52448351
Attention	Li Qinglu
Email	liqinglu@360.net

SKY FULL HOLDINGS LIMITED

Address	360 Building, 6 Jiuqianqiao Road, Chaoyang District, Beijing, PRC
Phone Number	(86) 10 52447784
Attention	Jin Xin
Email	jinxin-lwa@360.cn

Unicorn Group Company Limited

Address	360 Building, 6 Jiuqianqiao Road, Chaoyang District, Beijing, PRC
Phone Number	(86) 10 52447784
Attention	Jin Xin
Email	jinxin-lwa@360.cn

Hong Kong Mango Qize Company Limited

Address	RM2901, 3 corporate avenue, 168 Hubin Road, Shanghai, 200021, PRC
Phone Number	(86) 18627551266
Attention	Li Weibin
Email	liweibin@hunantv.com

Schedule A-2

SIP Oriza ChongYuan M&A Co. Limited

Address	2/F, Building 18, Dongsha Lake Fund Town, 183 Suhong East Road, Industrial Park, Suzhou, PRC
Phone Number	(86) 15810120204
Attention	Zhao Haijie
Email	zhaohj@oriza.com

Series A Preferred Shareholders

CoBuilder Fintech CX Holdings Limited

Address	East Area 1-4-502, Changyang Jianbang Huating, Fangshan District, Beijing, PRC
Phone Number	(86) 13436501861
Attention	Ma Jinfeng
Email	maggiema@cobuilder.vc

CoBuilder Fintech HY Holdings Limited

Address	East Area 1-4-502, Changyang Jianbang Huating, Fangshan District, Beijing, PRC
Phone Number	(86) 13436501861
Attention	Ma Jinfeng
Email	maggiema@cobuilder.vc

Unicorn Group Company Limited

Address	360 Building, 6 Jiuqianqiao Road, Chaoyang District, Beijing, PRC
Phone Number	(86) 10 52447784
Attention	Jin Xin
Email	jinxin-lwa@360.cn

FreeS Fintech 360 SPV Fund LP

Address	RM 201, Building A, 1 Qianwan First Road, Qianhai Shengang Cooperation Area, Shenzhen, PRC
Phone Number	(86) 13701239117
Attention	Zhang Huan
Email	hz@freesvc.com

Series A+ Preferred Shareholders

CoBuilder Fintech CX Holdings Limited

Address	East Area 1-4-502, Changyang Jianbang Huating, Fangshan District, Beijing, PRC
Phone Number	(86) 13436501861
Attention	Ma Jinfeng
Email	maggiema@cobuilder.vc

CoBuilder Fintech HY Holdings Limited

Address	East Area 1-4-502, Changyang Jianbang Huating, Fangshan District, Beijing, PRC
Phone Number	(86) 13436501861
Attention	Ma Jinfeng
Email	maggiema@cobuilder.vc

Schedule A-3

Unicorn Group Company Limited

Address	360 Building, 6 Jiuqianqiao Road, Chaoyang District, Beijing, PRC
Phone Number	(86) 10 52447784
Attention	Jin Xin
Email	jinxin-lwa@360.cn

Sagittarius Company Limited

Address	2J Air China Century Building Podium, 46 Xiaoyun Road, Chaoyang District, Beijing, PRC
Phone Number	(86) 13910881856
Attention	Li Ying
Email	liying@360zhc.com

YUE FU LP

Address	RM 1007, Building E, Zhongke Innovation Square, 8 Songshan Lake Second Keji Road, Dongguan, PRC
Phone Number	(86) 13929256271
Attention	Wang Yongjian
Email	111@zhihuiinvestment.com

CoBuilder Fintech HN Holdings Limited

Address	East Area 1-4-502, Changyang Jianbang Huating, Fangshan District, Beijing, PRC
Phone Number	(86) 13436501861
Attention	Ma Jinfeng
Email	maggiema@cobuilder.vc

Sunny Pavilion Limited

Address	RM 1508, Building A, Pangu Building, 27 Central North Forth Ring Road, Chaoyang District, Beijing, PRC
Phone Number	(86) 13901032391
Attention	Li Xiutao
Email	lixt@hxcentury.com

Onew Technology Co., Ltd

Address	RM 1001, Block D, International Finance and Economic Center, 87 West Third Ring Road, Haidian District, Beijing, PRC
Phone Number	(86) 18611902380
Attention	Li Hui
Email	lh@donghairuijing.com

MAX DYNAMIC BUSINESS LIMITED

Address	Room 215, Urban Oasis, 237 Dingxiang Road, Future Science and Technology City, Changping District, Beijing, PRC
Phone Number	(86) 13520183927
Attention	Zhao Lixia
Email	dong.zhang@wemeetcap.com

Schedule A-4

Agile Success Limited

Address	RM 3404, Building 1, Excellence Century Center, Futian District, Shenzhen, PRC
Phone Number	(86) 13924583063
Attention	Chai Yan
Email	chaiyan@heungkong.com

Series B Preferred Shareholders

TonSung Holdings Limited

Address	Room 2905, Huizhi Mansion, No.398 North Caoxi Road, Xuhui District, Shanghai, 200030, PRC
Phone Number	(86) 21 6469 8008 ext. 816
Attention	Clair Xu
Email	clair@ocrhk.com

Max Dynamic Business Limited

Address	Rm.604, JianKangZhiGu Building, Tower No.9, Yard No.35, HuaYuan North Rd., Haidian District, Beijing, PRC
Phone Number	(86) 13701368657
Attention	Zhou Jia
Email	doreenchow78@sina.com

Onew Technology Co., Ltd

Address	RM 1001, Block D, International Finance and Economic Center, 87 West Third Ring Road, Haidian District, Beijing
Phone Number	(86) 10 68426512
Attention	Li Hui/Li Dan
Email	lh@donghairuijing.com/ld_83@126.com

Hermitage Galaxy Fund SPC (for and on behalf of Hermitage Fund One SP)

Address	Unit 2201, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Central, Hong Kong
Phone Number	(86) 13910332010
Attention	Ye Xiaoqing
Email	chantelle@hermitage.hk

TFI Special Opportunities Fund SPC - TFI New Era Growth SP

Address	c/o TF International Securities Group Limited, Suites 1101-1102, 11F, Nexxus Building, 41 Connaught Road Central, Hong Kong
Phone Number	(852) 38997328 / (852) 38997331
Attention	Yuan Jun /Yang Guang
Email	junyuan@tfisec.com / rachelyang@tfisec.com

Schedule A-5

Management Team

Xu Jun

Address	c/o Shanghai Qiyu Information Technology Co., Ltd. China Diamond Exchange Center, Building B, No. 555 Pudian Road, No. 1701 Century Avenue, Pudong New Area, Shanghai, 200122, PRC
Phone Number	(86) 21 61516360
Email	lvcheng-jk@360jinrong.net

Wang Xuan

Address	c/o Shanghai Qiyu Information Technology Co., Ltd. China Diamond Exchange Center, Building B, No. 555 Pudian Road, No. 1701 Century Avenue, Pudong New Area, Shanghai, 200122, PRC
Phone Number	(86) 21 61516360
Email	lvcheng-jk@360jinrong.net

Pei Yueyang

Address	c/o Shanghai Qiyu Information Technology Co., Ltd. China Diamond Exchange Center, Building B, No. 555 Pudian Road, No. 1701 Century Avenue, Pudong New Area, Shanghai, 200122, PRC
Phone Number	(86) 21 61516360
Email	lvcheng-jk@360jinrong.net

He Zhiqiang

Address	c/o Shanghai Qiyu Information Technology Co., Ltd. China Diamond Exchange Center, Building B, No. 555 Pudian Road, No. 1701 Century Avenue, Pudong New Area, Shanghai, 200122, PRC
Phone Number	(86) 21 61516360
Email	lvcheng-jk@360jinrong.net

Schedule A-6

SCHEDULE B

Officer

Name	Title
徐军	Chief Executive Officer and Director
刘威	Director
吴海生	President
吴疆	Chief Financial Officer
赵谦	Executive Partner
贺志强	Vice President
郑彦	Vice President

Schedule B-1

SCHEDULE C

Prohibited Transferee

(i) Tencent, Sogou, Baidu, Kingsoft, Cheetah mobile, Xiaomi, Letv or their Affiliates; or

(ii) any other companies and their Affiliates competing with the Company and its Affiliates.

Schedule C-1

SCHEDULE D

Registration Rights

Section 1.                                           Applicability of Rights.

Notwithstanding any other provisions in this Agreement (including this Schedule D), the Holders (as defined below) will be entitled to the following rights in this Schedule D with respect to any proposed public offering of the Company’s Ordinary Shares in the United States. For purposes of this Agreement, “Form F-3” shall be deemed to refer to Form S-3 or any comparable form under the U.S. securities laws if the Company is not at that time eligible to use Form F-3.

Section 2.                                           Definitions.

For purposes of this Schedule D:

(a)                                 “Form F-3” means such respective form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(b)                                 “Holder” means any Person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Schedule D have been duly assigned in accordance with this Agreement.

(c)                                  “Registrable Securities” means: (i) any Ordinary Shares of the Company issued to the Shareholders, and (ii) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of the Company described in the foregoing clause (i). Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a Person in a transaction in which rights under this Schedule D are not validly assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act, or sold pursuant to Rule 144 promulgated under the Securities Act.

(d)                                 The number of shares of “Registrable Securities then Outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(e)                                  Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act.

(f)                                   “Registration Expenses” shall mean expenses incurred by the Company in complying with Sections 3, 4 and 5 hereof, including (i) all registration and filing fees, (ii) printing expenses, (iii) fees and disbursements of counsel for the Company, (iv) “blue sky” fees and expenses, and (v) the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). For the purpose of this definition, the list abovementioned shall be the definite and complete list.

Schedule D-1

(g)                                  “SEC” means the U.S. Securities and Exchange Commission.

(h)                                 “Selling Expenses” shall mean all underwriting discounts and selling commissions and ADS issuance fees charged by the depositary bank of the Company applicable to the sale of Registrable Securities pursuant to Sections 3, 4 and 5 hereof.

Section 3.                                           Demand Registration.

(a)                                 Request by Holders. If the Company shall receive a written request from the Holders of at least twenty percent (20%) of the Registrable Securities then Outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3; and provided that (i) the Registrable Securities to be registered would exceed twenty percent (20%) of the total Registrable Securities then Outstanding and (ii) the anticipated aggregate gross proceeds of such registration would exceed 5% of the market capitalization of the Company, which is determined by the opening price of the Company’s registered shares as of the first trading day immediately after the occurrence of the IPO, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 3 or Section 5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 4(b). The Company shall be obligated to effect no more than one (1) registration pursuant to this Section 3 or Section 5 for every 5% of the Company’s outstanding share capital on a fully-diluted (by treasury method) basis held by the Holders, such percentage to be calculated as of the date immediately following the date hereof.

(b)                                 Underwriting. If the Holders initiating the registration request under this Section 3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such other Holders) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the voting power of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and second, to the Company and holders of other securities of the Company (as applicable); provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities and are held by any Person (other than any Holder), including, without limitation, any Person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

Schedule D-2

(c)                                  Deferral. Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 3:

(i)                                     during the period starting with the date sixty (60) Business Days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) Business Days following the effective date of, a Company-initiated registration subject to Section 4 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(ii)                                  if the Initiating Holders propose to dispose of Registrable Securities that are eligible to be registered on Form F-3 provided for under Section 5 hereof; or

(iii)                               if the Company shall furnish to Holders requesting registration pursuant to this Section 3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided, further, that the Company shall not register any other of its shares during such ninety (90) day period; and provided, further, that a demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

Schedule D-3

Section 4.                                           Piggyback Registrations.

(a)                                 The Company shall notify all Holders of Registrable Securities in writing at least ten (10) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding (A) a registration relating solely to the sale of securities to employees of the Company pursuant to an employee benefit plan of the Company; (B) a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act; (C) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (D) a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within five (5) days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(b)                                 Underwriting. If a registration statement under which the Company gives notice under this Section 4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities and are held by any Person (other than any Holder), including, without limitation, any Person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

Schedule D-4

(c)                                  Not Demand Registration. Registration pursuant to this Section 4 shall not be deemed to be a demand registration as described in Section 3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.

Section 5.                                           Form F-3.

In case the Company shall receive from Holders of at least twenty percent (20%) of the Registrable Securities then Outstanding a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, then the Company will, so long as the Company is qualified to use Form F-3:

(a)                                 Notice. Promptly give written notice of the proposed registration and such Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                 Registration. As soon as practicable, effect such registration and any related qualification or compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5:

(i)                                     if Form F-3 is not available for such offering by the Holders;

(ii)                                  if the anticipated aggregate gross proceeds of such registration would not exceed 5% of the market capitalization of the Company, which is determined by the opening price of the Company’s registered shares as of the first trading day immediately after the occurrence of the IPO;

(iii)                               if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holders under this Section 5;

Schedule D-5

(iv)                              if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 3(b) and 4(b);

(v)                                 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

(vi)                              if the Company has already effected no less than two (2) registrations pursuant to Section 3 or this Section 5 in any 12-month period.

Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Holders.

(c)                                  Demand Registration. Form F-3 registrations shall be deemed to be demand registrations as described in Section 3 above.

Section 6.                                           Expenses.

The Registration Expenses incurred in connection with any registration pursuant to Sections 3, 4 or 5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 3, 4 or 5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, and all other expenses in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3 or Section 5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration for purposes of the last sentence of Section 3(a); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration for purposes of the last sentence of Section 3(a).

Section 7.                                           Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)                                 Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

Schedule D-6

(b)                                 Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)                                 Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service of process in such jurisdiction and except as may be required by the Securities Act.

(e)                                  Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                   Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) when such registration statement, the prospectus or any amendment or supplement thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to such registration statement or the prospectus included therein or for additional information; (iii) the issuance of any stop order by the SEC in respect of such registration statement, or (iv) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

Schedule D-7

(g)                                  Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Holders of a majority of the Registrable Securities registered thereunder, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holders of a majority of the Registrable Securities registered thereunder, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(h)                                 Other Obligations.

(i)                                     Use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or quotation system on which the Ordinary Shares issued by the Company are then listed or traded.

(ii)                                  Use its commercially reasonable efforts to obtain the withdrawal of any stop order issued by the SEC suspending the effectiveness of the relevant registration statement at the earliest possible time.

Section 8.                                           Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3, 4 or 5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

Section 9.                                           Indemnification.

In the event any Registrable Securities are included in a registration statement under Sections 3, 4 or 5:

(a)                                 By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

Schedule D-8

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)                                  the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)                               any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (A) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling Person of such Holder or (B) delivery of a prospectus by a Holder who has received notice from the Company that the registration statement relating thereto contains an untrue statement of a material fact or an omission of a material fact.

(b)                                 By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its employees, advisors, agents and directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other holder selling securities under such registration statement or any of such other holder’s partners, directors, officers, legal counsel or any Person who controls such holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such employee, advisor, agent, director, officer, legal counsel, controlling Person, underwriter or other such holder, partner or director, officer or controlling Person of such other holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder or its partners, officers, directors, employees, advisors, agents, underwriters or controlling Persons expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such employee, advisor, agent, director, officer, controlling Person, underwriter or other holder, partner, officer, director or controlling Person of such other holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that except for liability for willful fraud or misrepresentation, in no event shall any indemnity under this Subsection 9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

Schedule D-9

(c)                                  Notice. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

(d)                                 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related Persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) except for liability for willful fraud or misrepresentation, no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

Schedule D-10

(e)                                  Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Section 10.                                    Termination of the Company’s Obligations.

The Company shall have no obligations pursuant to Sections 3, 4 and 5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 3, 4 or 5 more than two (2) years immediately after the occurrence of the IPO, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

Section 11.                                    Rule 144 Reporting.

With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:

(a)                                 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)                                 File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                                  So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

Schedule D-11